UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 28, 2025

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
220 West Main Street
	Louisville,	KY	40202-1377
	(502)	627-2000

1-3464	Kentucky Utilities Company			61-0247570
(Exact name of Registrant as specified in its charter)
Kentucky and Virginia
One Quality Street
	Lexington,	KY	40507-1462
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

Section 8 - Other Events

Item 8.01 Other Events

On February 28, 2025, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU" and, together with LG&E, the "Companies") filed an application with the Kentucky Public Service Commission ("KPSC") regarding certain future plans for new generation and related matters.

The Companies submitted a joint application to the KPSC for approval of certain certificates of convenience and necessity, site compatibility certificates, and accounting treatment, where applicable, relating to a number of generation-related plans or projects that generally are expected to become operational or established within the next six years. The aggregate projected capital expenditures associated with these proposals are expected to be approximately $3.725 billion over the 2025 to 2031 period. Projected capital expenditures related to these proposals were included in the Companies' latest forecasts reflected in the Companies' Form 10-K. The application includes proposals:

•to build a 645MW natural gas combined cycle ("NGCC") generation unit at KU's E.W. Brown station,
•to build a 645MW NGCC generation unit at LG&E's Mill Creek station,
•to build a four-hour 400MW (1,600MWh total) battery storage facility ("BESS") at LG&E's Cane Run station, and
•to build a selective catalytic reduction ("SCR") environmental facility for an existing coal generation unit at KU’s Ghent station.

The new NGCC units are currently anticipated to be wholly owned by LG&E and the BESS unit jointly owned by LG&E and KU in respective 32% and 68% shares, with actual project costs allocated consistent with the Companies' ultimate ownership shares and existing shared dispatch, cost allocation, tariff or other frameworks. The proposed Mill Creek NGCC is in addition to a new NGCC generating unit currently under construction at that location.

The filing also notes projected in service dates for the projects, including the E.W. Brown NGCC in 2030, the Mill Creek NGCC in 2031, the Cane Run BESS in 2028 and the Ghent SCR in 2028.

The Companies cannot predict the outcome of the proceedings. The Companies anticipate a ruling from the KPSC during the fourth quarter of 2025.

The KPSC proceedings are designated as Case No. 2025-00045.

A copy of the Companies' press release is filed as an exhibit to this report.

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although the PPL Corporation and the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; final negotiated terms and conditions in any prospective contracts and the progress of actual construction, purchase or installation of assets or operations. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation’s and the Companies’ Form 10-K and other reports on file with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release dated February 28, 2025 of Louisville Gas and Electric Company and Kentucky Utilities Company.
	104 -	Cover Page Interactive Date File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

KENTUCKY UTILITIES COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

Dated:  February 28, 2025